Exhibit 99.1

UNAUDITED CONDENSED

CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2004	December 31, 2003
ASSETS
Current Assets:
Cash and cash equivalents	$98,698	$105,465
Restricted cash and investments	119,137	170,036
Accounts receivable, net	46,310	57,735
Other current assets	66,790	68,160
Assets held for sale	3,439	10,119

Total current assets	334,374	411,515

Property and equipment, net	2,483,604	2,546,525
Goodwill and other intangible assets, net	1,636,549	1,649,760
Deferred income taxes	460,831	449,180
Notes receivable and other long-term assets	282,552	275,508

Total	$5,197,910	$5,332,488

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$100,877	$107,557
Accrued interest	33,525	59,734
Current portion of long-term obligations	82,619	77,622
Other current liabilities	37,371	41,449
Liabilities held for sale		8,416

Total current liabilities	254,392	294,778

Long-term obligations	3,216,627	3,283,603
Other long-term liabilities	29,034	23,961

Total liabilities	3,500,053	3,602,342

Minority interest in subsidiaries	25,806	18,599

STOCKHOLDERS’ EQUITY
Class A Common Stock	2,212	2,119
Class B Common Stock		70
Class C Common Stock		12
Additional paid-in capital	3,914,252	3,910,879
Accumulated deficit	(2,233,327)	(2,190,447)
Note receivable	(6,720)	(6,720)
Treasury stock	(4,366)	(4,366)

Total stockholders’ equity	1,672,051	1,711,547

Total	$5,197,910	$5,332,488

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data)
	Three Months Ended March 31,
	2004	2003
REVENUES:
Rental and management	$164,576	$146,462
Network development services	21,603	15,005

Total operating revenues	186,179	161,467

OPERATING EXPENSES:
Rental and management	55,666	54,696
Network development services	20,814	14,712
Depreciation and amortization	77,134	79,654
Corporate general, administrative and development expense	6,879	6,648
Impairments, net loss on sale of long-lived assets and restructuring expense	3,914	3,696

Total operating expenses	164,407	159,406

INCOME FROM OPERATIONS	21,772	2,061

OTHER INCOME (EXPENSE):
Interest income, TV Azteca, net	3,540	3,502
Interest income	1,114	926
Interest expense	(69,172)	(71,742)
Loss on retirement of long-term obligations	(8,053)	(8,491)
Loss on investments and other expense	(822)	(25,199)
Minority interest in net earnings of subsidiaries	(1,423)	(570)

Total other expense	(74,816)	(101,574)

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(53,044)	(99,513)
INCOME TAX BENEFIT	10,450	19,275

LOSS FROM CONTINUING OPERATIONS	(42,594)	(80,238)

LOSS FROM DISCONTINUED OPERATIONS, NET	(286)	(11,385)

NET LOSS	$(42,880)	$(91,623)

BASIC AND DILUTED NET LOSS PER COMMON SHARE AMOUNTS
Loss from continuing operations	$(0.19)	$(0.41)
Loss from discontinued operations		(0.06)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.19)	$(0.47)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	220,408	195,703

UNAUDITED CONDENSED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended March 31,
	2004	2003

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(42,880)	$(91,623)
Other non-cash items reflected in statements of operations	100,572	112,283
Decrease in assets	10,829	14,874
Decrease in liabilities	(36,805)	(28,475)

Cash provided by operating activities	31,716	7,059

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(10,832)	(18,821)
Payments for acquisitions	(13,373)	(30,521)
Proceeds from sale of businesses and other long-term assets	20,818	72,154
Deposits, investments and other long-term assets	(2,586)	1,205

Cash (used for) provided by investing activities	(5,973)	24,017

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of debt securities	225,000	419,884
Net proceeds from stock options	4,271
Repayment of notes payable, credit facilities and capital leases	(307,704)	(240,595)
Restricted cash and investments	50,899	(217,059)
Deferred financing costs and other financing activities	(4,976)	(19,187)

Cash used for financing activities	(32,510)	(56,957)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(6,767)	(25,881)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	105,465	127,292

CASH AND CASH EQUIVALENTS, END OF PERIOD	$98,698	$101,411

CASH PAID FOR INCOME TAXES	$279	$276

CASH PAID FOR INTEREST	$75,149	$91,572

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